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                                                                      Exhibit 21

                        SUBSIDIARIES OF THE REGISTRANT *

Name                                      State or Jurisdiction of Incorporation
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Westvaco Corporation                      Delaware
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The Mead Corporation                      Ohio
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          * The names of additional subsidiaries have been omitted because the unnamed subsidiaries, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary. Subsidiaries which are consolidated into the above-listed subsidiaries are also omitted.